EXHIBIT 2.3


         RECEIVABLES PURCHASE AGREEMENT dated as of April 1, 2004 by and between SEAWEST FINANCIAL CORPORATION, a California corporation (the "SELLER"), having its principal executive office at 4800 Airport Plaza Drive, Fourth Floor, Long Beach, CA 90815, and 71270 Corp., a Delaware corporation (the "PURCHASER"), having its principal executive office at 16355 Laguna Canyon Drive, Irvine, CA 92618.

         WHEREAS, the Seller wishes to sell, and the Purchaser wishes to purchase, all of Seller's rights, title and interest in and to certain retail installment sale contracts secured by liens on motor vehicles acquired from motor vehicle dealers.

         WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which such retail installment sale contracts are to be sold by the Seller to the Purchaser.

         NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "AGREEMENTS" means, collectively, this Receivables Purchase Agreement and the Assignment.

         "AMOUNT FINANCED" means, with respect to a Transferred Receivable, the aggregate amount advanced under such Transferred Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

         "ANNUAL PERCENTAGE RATE" or "APR" of a Transferred Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Receivable.

         "ASSIGNMENT" means the Bill of Sale and Assignment dated April 1, 2004, by the Seller in favor of the Purchaser, relating to the purchaser of the Transferred Receivables and certain other property related thereto by the Purchaser from the Seller pursuant to this Agreement, which shall be in substantially the form attached hereto as EXHIBIT A.

         "BUSINESS DAY" means any day that is not (a) a Saturday, (b) a Sunday, or (c) any other day in which commercial banks are required or permitted to be closed in the State of New York.

         "CLOSING DATE" means April 1, 2004.

         "CPS" means Consumer Portfolio Services, Inc., a California corporation and its successors and assigns.

         "CUSTODIAN" means Wells Fargo Bank National Association, in its capacity as custodian under the Custody Agreement, and its successors and permitted assigns.

         "CUSTODY AGREEMENT" means that certain Custodial Agreement dated as of April 1, 2004 by and among the Custodian, Pacific Coast Receivables Corp., CPS and Greenwich Capital Financial Products, Inc.

         "CUTOFF DATE" means the close of business on April 1, 2004.

         "DEALER" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable, directly or indirectly, to the Seller.

         "FINANCED VEHICLE" means a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

         "GREENWICH"  means Greenwich Capital Financial Products, Inc.

         "GREENWICH LIEN RELEASE" means the lien release in substantially the form attached hereto as EXHIBIT C-1, evidencing the release by Greenwich of its lien with respect to the Transferred Property.

         "LIEN RELEASES" means the LLCP Lien Release and the Greenwich Lien Release, collectively.

         "LLCP" means Levine Leichtman Capital Partners, L.P., a California limited partnership.

         "LLCP LIEN RELEASE" means the lien release in substantially the form attached hereto as EXHIBIT C-2, evidencing the release by LLCP of its lien with respect to the Transferred Property.

         "LOAN DOCUMENTS" shall have the meaning assigned to such term in the Loan and Security Agreement.

         "LOAN AND SECURITY AGREEMENT" means that certain Loan and Security Agreement, dated as of the date hereof, by and among Purchaser, CPS, Wells Fargo Bank, National Association, as paying agent, and Greenwich.

         "NON-CERTIFICATED TITLE STATES" means the states of Arizona, Kansas, Kentucky, Maine, Maryland, Michigan, Minnesota, Montana, New York, Oklahoma, Wisconsin and such other states in which the applicable Department of Motor Vehicles or similar authority issues evidence of title to a Financed Vehicle in a non-certificated form.

         "OBLIGOR(S)" means the purchaser or co-purchasers of a Financed Vehicle or any other Person who owes or may be liable for payments under a Receivable.

         "PURCHASER" means 71270 Corp., a Delaware corporation, and its successors and assigns.

         "RECEIVABLE" means a retail installment sale contract for a Financed Vehicle and all rights thereunder.

         "RECEIVABLE FILE" means, with respect to a Receivable (i) the fully executed original of the Receivable (together with any agreements modifying the Receivable, including without limitation any extension agreements); and (ii) the original certificate of title in the name of Seller (except for bulk purchases) or such documents that Seller would keep on file, in accordance with its customary procedures, (A) indicating that the Financed Vehicles is owned by the Obligor and (B) evidencing the security interest, and the perfection thereof, of Seller as the holder of a first priority perfected security interest in the Financed Vehicle or, if not yet received, a copy of the application therefor showing Seller as secured party, or a dealer guarantee of title.

         "RECEIVABLES PURCHASE AGREEMENT" means this Receivables Purchase Agreement, as this agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "RECEIVABLES PURCHASE PRICE" means $219,316.11.

         "RELATED DOCUMENTS" means the Loan Documents, the Residual Cashflow Allocation Agreement, the SeaWest Pledge Agreement, the Subordinated Note, the Subordinated Residual Pledge Agreement the Termination Notice, Consent, Appointment and Acceptance Agreements, collectively.

         "RESIDUAL CASHFLOW ALLOCATION AGREEMENT" means that certain Residual Cashflow Allocation Agreement dated as of April 1, 2004 by and among Consumer Portfolio Services, Inc., Greenwich Capital Financial Products, Inc., Levine Leichtman Capital Partners, L.P., SeaWest Financial Corporation and SeaWest Residual 2003, LLC.

         "SCHEDULE OF TRANSFERRED RECEIVABLES" means the schedule of Transferred Receivables attached hereto as EXHIBIT B.

         "SEAWEST PLEDGE AGREEMENT" means that certain Subordinated Parent Security and Pledge Agreement dated as of April 1, 2004 by and between SeaWest Financial Corporation and Consumer Portfolio Services, Inc.

         "SELLER" means Seawest Financial Corporation, a California corporation, in its capacity as seller of the Transferred Receivables and the other Transferred Property relating thereto, and its successors and assigns.

         "SUBORDINATED NOTE" means that certain Subordinated Promissory Note dated as of April 1, 2004 made by SeaWest Residual 2003, LLC in favor of Consumer Portfolio Services, Inc.

         "SUBORDINATED RESIDUAL PLEDGE AGREEMENT" means that certain Subordinated Residual Pledge Agreement dated as of April 1, 2004 by and between SeaWest Residual 2003, LLC and Consumer Portfolio Services, Inc.

         "TERMINATION NOTICE, CONSENT, APPOINTMENT AND ACCEPTANCE AGREEMENTS" means (i) that certain Termination Notice, Consent, Appointment and Acceptance Agreement (SeaWest Securitization I, LLC) dated as of April 1, 2004 by and among SeaWest Financial Corporation, Royal Indemnity Company, Financial Security Assurance Inc., Wells Fargo Bank, National Association, Wells Fargo Financial Servicing Solutions, LLC, SeaWest Financial Agency, Inc. and Consumer Portfolio Services, Inc.; (ii) that certain Termination Notice, Consent, Appointment and

Acceptance Agreement (SeaWest Securitization 2002-A, LLC) dated as of April 1, 2004, by and among SeaWest Financial Corporation, SeaWest Securitization 2002-A, LLC, XL Capital Assurance Inc., Wells Fargo Bank, National Association, Wells Fargo Financial Servicing Solutions, LLC and Consumer Portfolio Services, Inc.; and (iii) that certain Termination Notice, Consent, Appointment and Acceptance Agreement (SeaWest Securitization 2003-A, LLC) dated as of April 1, 2004 by and among SeaWest Financial Corporation, SeaWest Securitization 2003-A, LLC, XL Capital Assurance Inc., Wells Fargo Bank, National Association, a national banking association, Wells Fargo Financial Servicing Solutions, LLC and Consumer Portfolio Services, Inc., collectively.

         "TRANSFERRED PROPERTY" shall have the meaning specified in SECTION 2.1(A).

         "TRANSFERRED RECEIVABLE" means a Receivable that is listed on the Schedule of Transferred Receivables.

         "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

                                   ARTICLE II
                                   ----------
                        PURCHASE AND SALE OF RECEIVABLES

         2.1 PURCHASE AND SALE OF RECEIVABLES. On the Closing Date, subject to the terms and conditions of this Receivables Purchase Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the obligations in this Agreement) and on a "servicing released" basis, all of the Seller's right, title and interest in and to the Transferred Property. The conveyance to the Purchaser of the Transferred Property is intended as a sale free and clear of all liens and it is intended that the Transferred Property and other property of the Purchaser shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                  (a) TRANSFER OF RECEIVABLES. On the Closing Date, the Seller shall sell, transfer, assign, grant, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations in this Agreement) and on a "servicing-released" basis, all right, title and interest of the Seller in and to (i) the Transferred Receivables (which constitute all Receivables owned by the Seller) and all monies received thereunder after the Cutoff Date and all liquidation proceeds received with respect to such Transferred Receivables after the Cutoff Date;
         (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Transferred Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the Non-Certificated Title States, other evidence of ownership with respect to such Financed Vehicles issued by the applicable Department of Motor Vehicles or similar authority; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Transferred Receivables or the Obligors thereunder; (iv) all proceeds from recourse against Dealers with respect to the Transferred Receivables; (v) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Transferred Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor under a Transferred Receivable or Financed Vehicle securing a Transferred Receivable or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;
         (vi) the Receivable File related to each Receivable; (vii) all property (including the right to receive future liquidation proceeds) that secures a Transferred Receivable that has been acquired by or on behalf of the Seller, pursuant to a liquidation of such Receivable; (viii) the proceeds of any and all of the foregoing; and (ix) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "TRANSFERRED PROPERTY"). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller to the Obligors, insurers or any other Person in connection with the Transferred Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                  (b) RECEIVABLES PURCHASE PRICE. In consideration for the Transferred Receivables and other Transferred Property described in
         SECTION 2.1(A), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price by federal wire transfer (same day) funds.

         2.2 THE CLOSING. The sale and purchase of the Transferred Receivables shall take place at a closing (the "Closing") at the offices of Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201 on the Closing Date, or at such other place and time as the parties hereto may agree.

                                  ARTICLE III
                                  -----------
                         REPRESENTATIONS AND WARRANTIES

         2.3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing
Date):

                  (a) ORGANIZATION AND GOOD STANDING. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Transferred Property.

                  (b) POWER AND AUTHORITY. The Purchaser has the power and authority to execute and deliver the Agreements and to carry out its terms and the execution, delivery and performance of the Agreements have been duly authorized by the Purchaser by all necessary corporate action.

                  (c) BINDING OBLIGATION. The Agreements shall constitute a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.

                  (d) NO VIOLATION. The execution, delivery and performance by the Purchaser of the Agreements and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof do not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Purchaser, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Purchaser is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument; nor violate any law, order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                  (e) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of the Agreements; (B) seeking to prevent the consummation of any of the transactions contemplated by the Agreements; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, the Agreements.

                  (f) NO CONSENTS. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Purchaser for the consummation of the transactions contemplated by the Agreements, except such as have been duly made or obtained.

         2.4 [Intentionally omitted]

         2.5 REPRESENTATIONS AND WARRANTIES OF THE SELLER. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing
Date):

                           (i) ORGANIZATION AND GOOD STANDING. The Seller has
                  been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Transferred Receivables.

                           (ii) DUE QUALIFICATION. The Seller is duly qualified
                  to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                           (iii) POWER AND AUTHORITY. The Seller has the power
                  and authority to execute and deliver the Agreements and to carry out their terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of the Agreements have been duly authorized by the Seller by all necessary corporate action.

                           (iv) VALID SALE; BINDING OBLIGATION. This Receivables
                  Purchase Agreement effects a valid sale, transfer and assignment of the Transferred Receivables and the other Transferred Property conveyed to the Purchaser pursuant to
                  SECTION 2.1, enforceable against creditors of and purchasers from the Seller; and this Agreement shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                           (v) NO VIOLATION. The execution, delivery and
                  performance by the Seller of the Agreements and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation, as amended, or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument; nor violate any law, order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                           (vi) NO PROCEEDINGS. There are no proceedings or
                  investigations pending, or to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of the Agreements; (B) seeking to prevent the consummation of any of the transactions contemplated by the Agreements; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreements or the Securities.

                           (vii) NO CONSENTS. No consent, approval,
                  authorization or order of or declaration or filing with any governmental authority is required for the consummation of the transactions contemplated by the Agreements, except such as have been duly made or obtained.

                           (viii) RECEIVABLES PURCHASE PRICE. The Seller has
                  solicited bids for the purchase of the Transferred Receivables from various third parties other than the Purchaser, and the Purchaser's bid (evidenced by the Receivables Purchase Price) is higher, and offers more favorable terms to the Seller, than any bona fide bid that the Seller has received from any such third party.

                           (ix) FINANCIAL CONDITION. The Seller will not use the
                  proceeds from the transactions contemplated by the Agreements to give any preference to any creditor or class of creditors, and this transaction will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

                           (x) FRAUDULENT CONVEYANCE. The Seller is not selling
                  the Transferred Receivables to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Transferred Receivables to the Purchaser. The Receivables Purchase Price constitutes reasonably equivalent value for the Transferred Property.

                           (xi) CERTIFICATE, STATEMENTS AND REPORTS. The
                  certificates, statements, reports and other documents prepared by the Seller and furnished by the Seller to the Purchaser pursuant to this Receivables Purchase Agreement or in connection with the transactions contemplated hereby, when taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                           (xii) SELLER'S INTENTION. The Transferred Receivables
                  and other Transferred Property are being transferred with the intention of removing them from Seller's estate pursuant to
                  Section 541 of the United States Bankruptcy Code, as the same may be amended from time to time.

                  (b) Seller makes the following representations and warranties as to all of the Transferred Receivables and the other Transferred Property relating thereto on which the Purchaser relies in accepting the Transferred Receivables and the other Transferred Property relating thereto. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date (in the case of the Transferred Receivables and the other Transferred Property related thereto), but shall survive the sale, transfer, and assignment of the Transferred Receivables and the other Transferred Property relating thereto to the Purchaser:

                           (i) TITLE. Immediately prior to the transfer and
                  assignment herein contemplated, the Seller had good and marketable title to each Transferred Receivable and the other Transferred Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each such Transferred Receivable and will be the sole owner thereof, free and clear of all liens, encumbrances, security interests, and rights of others, and the transfer has been perfected under the UCC.

                           (ii) LAWFUL ASSIGNMENT. No Transferred Receivable has
                  been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Transferred Receivable under this Agreement shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Transferred Receivables.

                           (iii) SERVICING. The servicing of each Transferred
                  Receivable and the collection practices relating thereto have been conducted in compliance with all applicable laws.

                           (iv) NO OTHER SECURITY INTERESTS. Other than the
                  security interest granted to the Purchaser pursuant to Section 2.1, and the security interests granted to Greenwich and LLCP have been released pursuant to the Lien Releases, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Property. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering the Transferred Property other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

                  (c) The representations and warranties contained in this Agreement shall not be construed as a warranty or guaranty by the Seller as to the future payments by any Obligor. The sale of the Transferred Receivables pursuant to this Agreement shall be "without recourse" except for the representations, warranties and covenants made by the Seller in this Agreement.

                                  ARTICLE III
                                  -----------
                                   CONDITIONS

         3.1 CONDITIONS TO OBLIGATION OF THE PURCHASER. On the Closing Date, the obligation of the Purchaser to purchase the Transferred Receivables is subject to the satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) COMPUTER FILES MARKED. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the related Transferred Receivables have been sold to the Purchaser pursuant to this Receivables Purchase Agreement and shall deliver to the Purchaser the Schedule of Transferred Receivables certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete as of, and after giving effect to all transfers of Transferred Receivables on, the Closing Date.

                  (c) RECEIVABLE FILES DELIVERED. The Seller shall, at its own expense, have delivered the related Receivable Files to the Custodian and the Custodian shall have delivered a Master Custodial Report and a Master Exception Report to the Purchaser.

                  (d) ACQUISITION FINANCING. The Purchaser shall have obtained financing for the acquisition of the Transferred Receivables upon terms and conditions satisfactory to the Purchaser in its sole discretion.

                  (e) RELATED DOCUMENTS. The Related Documents shall have been executed and delivered by the applicable parties thereto.

                  (f) DOCUMENTS TO BE DELIVERED BY THE SELLER AT THE CLOSING. Except as set forth below, the Seller shall deliver or cause to be delivered the following documents to the Purchaser at the Closing:

                           (i) THE ASSIGNMENT. On the Closing Date, the Seller
                  will execute and deliver the Assignment.

                           (ii) LIEN RELEASES. On the Closing Date, the Seller
                  shall provide copies of the executed Lien Releases to the Purchaser.

                           (iii) EVIDENCE OF UCC-2 FILING. Within 2 Business
                  Days after the Closing Date, the Seller shall cause to be recorded and filed, at its own expense, appropriate UCC-2 termination statements (or UCC-3 termination statements, as applicable in the relevant UCC jurisdiction), meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to release the interests of LLCP and

                  Greenwich in the related Transferred Receivables, including without limitation, the security interests in the Financed Vehicles securing the Transferred Receivables, if any, and any proceeds of such security interests or the Transferred Receivables. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser at the Purchaser's request.

                           (iv) LIMITED POWER OF ATTORNEY. On the Closing Date,
                  the Seller shall deliver to the Purchaser an original executed Limited Power of Attorney in substantially the form attached hereto as EXHIBIT D.

                           (v) OTHER DOCUMENTS. On or prior to the Closing Date,
                  the Seller shall deliver such other documents as the Purchaser may reasonably request to carry out the intent of this Agreement.

         3.2 CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to sell the Transferred Receivables, to the Purchaser is subject to the satisfaction of the following conditions.

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date, with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) RECEIVABLES PURCHASE PRICE. On the Closing Date, the Purchaser will deliver to the Seller the Receivables Purchase Price as provided in SECTION 2.1(B). The Seller hereby directs the Purchaser to wire such purchase price pursuant to wire instructions to be delivered to the Purchaser on or prior to the Closing Date.

                                   ARTICLE IV
                                   ----------
                             COVENANTS OF THE SELLER

         The Seller agrees with the Purchaser as follows:

         4.1 PROTECTION OF PURCHASER'S RIGHT, TITLE AND INTEREST IN TRANSFERRED PROPERTY FILINGS. Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Transferred Property to be promptly filed all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Transferred Property. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this SECTION 4.1.

         4.2 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, and each of the Seller and SeaWest shall defend the right, title, and interest of the Purchaser in, to and under the Transferred Receivables against all claims of third parties claiming through or under the Seller or SeaWest.

         4.3 DELIVERY OF RECEIVABLE FILES. On or prior to the Closing Date, the Seller shall deliver the Receivable Files for the Transferred Receivables to the Custodian and shall deliver the credit files with respect to the related Obligor(s), including the original application, credit bureau reports and insurance information, or copies of the same, to the Purchaser or its designee.

         4.4 FURTHER ASSURANCES. In order to protect and secure the Purchaser's rights hereunder, the Seller, upon the request of the Purchaser or its assigns, shall promptly perform or cause to be promptly done and performed, every reasonable act necessary or advisable to put the Purchaser in the position to enforce the payment of the Transferred Receivables and to carry out the intent of this Agreement, including without limitation the execution of applications for certificates of title and the execution and, if necessary, recording of additional documents, including separate endorsements and assignments, with respect to the Transferred Property.

         4.5 INDEMNIFICATION.

                  (a) The Seller shall indemnify the Purchaser and CPS for any liability as a result of the failure of a Transferred Receivable to be originated in compliance with all requirements of law and for any breach of any of the representations and warranties of the Seller contained herein.

                  (b) The Seller shall defend, indemnify, and hold harmless the Purchaser and CPS from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller or any Affiliate thereof of a Financed Vehicle.

                  (c) The Seller shall defend, indemnify, and hold harmless the Purchaser and CPS from and against any and all taxes, except for taxes on the net income of the Purchaser or CPS, that may at any time be asserted against the Purchaser or CPS with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

                  (d) The Seller shall defend, indemnify, and hold harmless the Purchaser and CPS from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Purchaser or CPS through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under the Agreements, or by reason of reckless disregard of the Seller's obligations and duties under the Agreements.

         Indemnification under this SECTION 4.5 shall include reasonable fees and expenses of litigation incurred by the Purchaser or CPS. These indemnification obligations shall be in addition to any obligations that Seller may otherwise have to the Purchaser and its Affiliates.

                                   ARTICLE V
                                   ---------
                            MISCELLANEOUS PROVISIONS

         5.1 CONVEYANCE AS SALE OF RECEIVABLES NOT FINANCING. The parties hereto intend that the conveyances hereunder be a sale of the Transferred Receivables and the other Transferred Property from the Seller to the Purchaser and not a financing secured by such assets; and the beneficial interest in and title to the Transferred Receivables and the other Transferred Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that any conveyance hereunder is for any reason not considered a sale, the parties intend that this Agreement constitute a security agreement under the UCC (as defined in the UCC as in effect in the State of California) and applicable law, and the Seller hereby grants to the Purchaser a first priority perfected security interest in, to and under the Transferred Receivables and the other Transferred Property being delivered to the Purchaser on the Closing Date, and other property conveyed hereunder and all proceeds of any of the foregoing for the purpose of securing performance by the Seller of its obligations hereunder.

         5.2 WAIVERS. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under the Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         5.3 NOTICES. All communications and notices pursuant hereto to either party shall be in writing or by fax and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the preamble of this Receivables Purchase Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by fax, shall be deemed given when mailed or transmitted by fax (with telephonic confirmation of receipt).

         5.4 COSTS AND EXPENSES. Each party shall be responsible for the payment of its own expenses incident to the performance of its obligations under this Receivables Purchase Agreement, including without limitation the fees and expenses of its counsel.

         5.5 REPRESENTATIONS OF THE SELLER AND THE PURCHASER. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Receivables Purchase Agreement shall survive the Closing Date.

         5.6 CONFIDENTIAL INFORMATION. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Transferred Receivables or as required by law.

         5.7 HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Receivables Purchase Agreement. References in this Receivables Purchase Agreement to Section names or numbers are to such Sections of this Receivables Purchase Agreement.

         5.8 GOVERNING LAW. THIS RECEIVABLES PURCHASE AGREEMENT AND THE ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         5.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         5.10 ASSIGNMENT. This Agreement may not be assigned without the prior written consent of the Purchaser, SeaWest and the Seller. The Seller, SeaWest and the Purchaser agree to perform their respective obligations hereunder for the benefit of Greenwich and agree that Greenwich may and is entitled to (but shall have no obligation to) enforce the provisions of this Agreement and exercise the rights of the Purchaser to enforce the obligations of the Seller hereunder without the consent of the Purchaser.

The Seller acknowledges that the Purchaser intends, pursuant to the Loan and Security Agreement, to pledge the Transferred Receivables and the other Transferred Property, together with its rights under this Agreement, to Greenwich on the Closing Date. The Seller acknowledges and consents to such transaction and waives any further notice thereof and covenants and agrees that the representations and warranties of the Seller and SeaWest contained in this Agreement and the rights of the Purchaser hereunder are intended to benefit CPS and Greenwich. In furtherance of the foregoing, each of the Seller and SeaWest covenants and agrees to perform its respective duties and obligations hereunder for the benefit of CPS and Greenwich. Notwithstanding anything to the contrary in this Agreement, each of the Seller and SeaWest shall be directly liable to CPS and Greenwich (notwithstanding any failure by the Purchaser to perform its duties and obligations hereunder) and CPS and Greenwich may enforce the duties and obligations of the Seller and SeaWest under this Agreement against the Seller and SeaWest for the benefit of CPS and Greenwich without the consent or joinder of the Purchaser.

         5.11 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, and shall inure to the benefit of CPS and Greenwich, each of which shall be considered to be a third party beneficiary hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         5.12 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         5.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         IN WITNESS WHEREOF, the parties hereby have caused this Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                     SEAWEST FINANCIAL CORPORATION


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________



                                     71270 CORP.


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


RECEIVABLES PURCHASE AGREEMENT - SIGNATURE PAGE

                                    EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT


         For value received, on this 1st day of April 2004, in accordance with the Receivables Purchase Agreement dated as of April 1, 2004, between the undersigned (the "SELLER") and 71270 Corp. (the "PURCHASER") (the "RECEIVABLES PURCHASE AGREEMENT"), the undersigned does hereby sell, transfer, assign and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Receivables Purchase Agreement), all right, title and interest of the Seller in and to (i) the Transferred Receivables listed in the Schedule of Transferred Receivables, and all monies received thereunder after the Cutoff Date and all liquidation proceeds received with respect to such Transferred Receivables after the Cutoff Date; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Transferred Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the certificates of title or, with respect to Financed Vehicles in the Non-Certificated Title States, other evidence of ownership with respect to such Financed Vehicles issued by the applicable Department of Motor Vehicles or similar authority; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Transferred Receivables or the Obligors thereunder; (iv) all proceeds from recourse against Dealers with respect to the Transferred Receivables; (v) refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Transferred Receivables, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle related to a Transferred Receivable and any recourse to Dealers for any of the foregoing; (vi) the Receivable File related to each Receivable; (vii) all property (including the right to receive future liquidation proceeds) that secures a Transferred Receivable that has been acquired by or on behalf of the Purchaser, pursuant to a liquidation of such Receivable; (viii) the proceeds of any and all of the foregoing; and (ix) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Transferred Property"). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Transferred Receivables, the related Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

         It is the intention of the Seller and the Purchaser that the transfer and assignment of the Transferred Property contemplated by this Assignment shall constitute a sale of the Transferred Property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to the Transferred Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Receivables Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the day and year first above written.

                                         SEAWEST FINANCIAL CORPORATION


                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                    EXHIBIT B

                       SCHEDULE OF TRANSFERRED RECEIVABLES

                                   EXHIBIT C-1

                             GREENWICH LIEN RELEASE

                                   EXHIBIT C-2

                                LLCP LIEN RELEASE

                                    EXHIBIT D

                            LIMITED POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, the undersigned (the "Seller") for valuable consideration, given and paid by 71270 Corp., a Delaware corporation ("Purchaser"), the receipt and sufficiency of which is hereby acknowledged, pursuant to that certain Receivables Purchase Agreement dated as of April 1, 2004 (the "Agreement") by and among the Purchaser and SeaWest Financial Corporation does hereby appoint _________________, _____________________ and
_____________________, or their successors in office (the each, an "Attorney"), the true and lawful attorney-in-fact of the Seller, with full power by an instrument in writing to appoint a substitute for and in the name and stead of the Seller, but for the benefit of the Purchaser, to:

   (i) endorse checks and other negotiable instruments that are made payable to the Seller and that are for payments made by debtors under the motor vehicle retail installment contracts that the Purchaser has acquired from the Seller pursuant to the Agreement (the "Receivables");

   (ii) execute to the extent necessary by reason of lost, misplaced, damaged or destroyed documentation, lost promissory note affidavits with respect to any Receivables;

   (iii) endorse and/or assign, as applicable, without recourse (except as provided in the Agreement), any and all of the Receivables and other property conveyed to Purchaser pursuant to the Agreement; and

   (iv) executed acknowledge or handle proper assignments or other such instruments writing which may become necessary to file into the public records in order to carry out the foregoing powers.

         The Attorney's powers hereunder are limited as set forth above. Any and all acts undertaken by an Attorney under or pursuant to this Limited Power of Attorney shall be at the sole expense of the Purchaser.

         To induce any third party to act hereunder, Seller hereby agrees that any third party receiving a duly executed copy or facsimile of this Limited Power of Attorney may act in reliance hereon, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination have been received by such third party.

         IN WITNESS WHEREOF, Seller has executed this Limited Power of Attorney this 1st day of April 2004 by and through its duly authorized officer.

SEAWEST FINANCIAL CORPORATION


By:_________________________________
Name:_______________________________
Title:______________________________


State of California

County of __________

The foregoing instrument was acknowledged before me on this 1st day of April 2004 by _____________, who is personally known to me or satisfactorily established her identity to me, and in her capacity as ___________ of SEAWEST FINANCIAL CORPORATION and on its behalf.


--------------------------------------

Notary Public

My Commission Expires on: ________________________